UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        June 17, 2011

Syms Corp

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

     Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 16, 2011, Syms Corp and its wholly owned subsidiary, Filene’s Basement, LLC, entered into a Third Amendment to its Credit Agreement with Bank of America, N.A. dated August 27, 2009, as amended January 7, 2011 and March 8, 2011 (the “Credit Agreement”).  As previously disclosed, the Credit Agreement provides for an asset-based revolving credit facility of $75,000,000.

The Third Amendment to the Credit Agreement decreases the financial covenant requiring at least 12.5% of the Loan Cap to be available to 10%.  This, therefore, allows the Company to borrow up to an additional 2.5% of the Borrowing Base.

The Third Amendment to the Credit Agreement contains representations and warranties customary for a credit facility of this size, type and purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 10.1 – Third Amendment to Credit Agreement dated as of June 16, 2011 by and among Syms Corp as Lead Borrower, Filene’s Basement, LLC as Borrower and Bank of America, N.A. as Administrative Agent and Collateral Agent and as a Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Seth L. Udasin
Name: Seth L. Udasin
Title: Senior Vice President and
Chief Financial Officer

Dated: June 17, 2011